UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   March 3, 2009

USA REAL ESTATE INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

California	0-16508	68-0420085

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		Number)

641 Fulton Avenue, Suite 200
Sacramento, California	95825

(Address of principal executive offices)	(Zip Code)

(916) 761-4992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As previously reported in the Form 8-K filed on January 20, 2009, USA Real Estate Investment Trust (the "Registrant") entered into a Purchase Agreement with an unrelated third party, Wiggins 49 LLC, a Mississippi limited liability company, to sell the one hundred and twenty-one acres in Wiggins, Mississippi owned by the Registrant to Wiggins 49 LLC for $8,500,000 in cash.  Under the Purchase Agreement, Wiggins 49 LLC had the option to pay for the property on or before March 2, 2009, or pay Registrant $100,000 to extend the closing date to April 1, 2009.  Wiggins 49 LLC did not close before March 3, 2009 and elected not to pay the $100,000 to extend the closing date.  Accordingly, the right of Wiggins 49 LLC to purchase the property expired on March 3, 2009.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 9, 2009	USA REAL ESTATE INVESTMENT TRUST
	By:	/s/ Gregory E. Crissman
Gregory E. Crissman, as Chairman, Chief Executive Officer and Chief Financial Officer
(Duly Authorized Officer)